Exhibit 99.1

RMG Acquisition Corp. III Announces Delisting from Nasdaq

New York, NY - April 22, 2024 - RMG Acquisition Corp. III (the “Company”) issued a press release on April 19, 2024 announcing that the Company was in the process of appealing the previously-reported delisting determination and that the Company expected its securities would remain listed on The Nasdaq Capital Market during the appeals process.

On April 19, 2024, the Company was notified by Nasdaq that it would not grant the Company an appeal and therefore the Company’s securities would be suspended at the close of business on April 22, 2024 and thereafter delisted.

The Company will seek to list its securities on a market operated by OTC Markets Group Inc. so that a trading market may continue to exist for such securities. The Company intends to apply for re-listing on The Nasdaq Capital Market or another national securities exchange in connection with a business combination.

As of the date of this press release, the Company has not received approval from OTC Markets Group Inc., The Nasdaq Capital Market or any other stock exchange for such listing or re-listing, and there can be no assurance that the Company will obtain such approval.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the Company’s current expectations and are subject to numerous conditions, risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 18, 2023, and the Company’s quarterly reports on Form 10-Q filed with the SEC, each available on the SEC’s website, www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

INVESTOR CONTACT:

Philip Kassin

President & Chief Operating Officer

pkassin@rmginvestments.com

+1 (786) 359-4103